UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2013

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 267-6502

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2013, Valero Energy Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 17,250,000 common units representing limited partner interests in the Partnership (“Common Units”), which included 2,250,000 Common Units pursuant to the underwriters’ option to purchase additional Common Units, at $23.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-191259), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 19, 2013. The material provisions of the Offering are described in the prospectus, dated December 10, 2013, filed with the Commission on December 11, 2013, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Omnibus Agreement

On December 16, 2013, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with its general partner, Valero Energy Partners GP LLC (the “General Partner”), Valero Partners Operating Co. LLC (“OLLC”), Valero Partners EP, LLC, Valero Partners Lucas, LLC (“Lucas LLC”), Valero Partners Memphis, LLC (“Memphis LLC”), Valero Energy Corporation (“Valero”), Valero Marketing and Supply Company (“VMSC”), Valero Terminaling and Distribution Company (“VTDC”), The Shamrock Pipe Line Corporation, Valero Plains Company LLC, The Premcor Refining Group Inc. (“Premcor Refining”) and The Premcor Pipeline Co. (“Premcor Pipeline”) that addresses the following matters:

•	the Partnership’s payment of an annual administrative fee, initially in the amount of approximately $7.9 million, for the provision of certain services by Valero and its affiliates;

•	the Partnership’s obligation to reimburse Valero for certain direct or allocated costs and expenses incurred by Valero and its affiliates on the Partnership’s behalf;

•	the Partnership’s right of first offer to acquire certain transportation and logistics assets owned by Valero for a period of five years after the closing of the Offering;

•	Valero’s obligation to indemnify the Partnership for certain environmental and other liabilities, and the Partnership’s obligation to indemnify Valero for certain environmental and other liabilities related to the Partnership’s assets to the extent Valero is not required to indemnify the Partnership;

•	Valero’s right of first refusal to acquire certain of the Partnership’s assets;

•	the granting of a license from Valero to the Partnership with respect to use of certain Valero trademarks and tradenames; and

•	the prefunding of certain projects by Valero.

So long as Valero controls the Partnership’s general partner, the Omnibus Agreement will remain in full force and effect. If Valero ceases to control the Partnership’s general partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Services and Secondment Agreement

On December 16, 2013, in connection with the closing of the Offering, the General Partner entered into a Services and Secondment Agreement (the “Services and Secondment Agreement”) with Valero Services, Inc. (“VSI”) and Valero Refining Company-Tennessee, L.L.C. (“VRCT”), pursuant to which employees of VSI and VRCT will be seconded to the General Partner to provide operational and maintenance services with respect to certain of the Partnership’s pipelines and terminals, including routine operational and maintenance activities. During their period of secondment, the seconded employees will be under the management and supervision of the General Partner.

The General Partner will reimburse VSI and VRCT for the cost of the seconded employees, including their wages and benefits. If a seconded employee does not devote 100% of his or her time to providing services to the General Partner, it will reimburse VSI and VRCT for only a prorated portion of such employee’s overall wages and benefits, based on the percentage of the employee’s time spent working for the General Partner. VSI and VRCT will bill the General Partner monthly in arrears for services provided during the prior month, and payment is due within 10 days of the General Partner’s receipt of the invoice.

The Services and Secondment Agreement will have an initial term of 10 years and will automatically extend for successive renewal terms of one year each, unless terminated by any party upon at least 30 days’ prior written notice before the end of the initial term or any renewal term. In addition, the General Partner may terminate the Services and Secondment Agreement or reduce the level of services under the agreement at any time upon 30 days’ prior written notice.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services and Secondment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Sharing Agreement

On December 16, 2013, in connection with the closing of the Offering, the Partnership entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Valero, pursuant to which the Partnership will reimburse Valero for the Partnership’s share of state and local income and other taxes incurred by Valero as a result of the Partnership’s tax items and attributes being included in a combined or consolidated state tax return filed by Valero with respect to taxable periods including or beginning on the closing date of this offering. The amount of any such reimbursement will be limited to any entity-level tax that the Partnership would have paid directly had the Partnership not been included in a combined group with Valero. While Valero may use its tax attributes to cause its combined or consolidated group, of which the Partnership may be a member for this purpose, to owe no tax, the Partnership would nevertheless reimburse Valero for the tax the Partnership would have owed had the attributes not been available or used for the Partnership’s benefit, even though Valero had no cash expense for that period.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Ground Lease Agreement

On December 16, 2013, in connection with the closing of the Offering, Memphis LLC entered into a Ground Lease Agreement (the “Ground Lease Agreement”) with VRCT, pursuant to which Memphis LLC will lease the land on which the Partnership’s Memphis truck rack is located. The term of the Ground Lease Agreement will be 20 years beginning on the closing of the Offering, with no renewal periods. Initially, Memphis LLC will pay VRCT $35,007 per year as base rent under the Ground Lease Agreement. Commencing on January 1, 2016, and on January 1st of each year thereafter, base rent will increase by 1.5%. Memphis LLC will also pay VRCT a customary expense reimbursement for taxes, utilities and similar costs incurred by VRCT related to the leased premises. The lease contains customary terms regarding Memphis LLC’s rights and obligations with respect to maintenance of the leased premises, alterations to the leased premises and maintenance of certain types of insurance, as well as customary default, remedy and indemnity provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Ground Lease Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Long-Term Incentive Plan

In connection with the closing of the Offering, the board of directors of the General Partner adopted the Valero Energy Partners LP 2013 Incentive Compensation Plan (the “Plan”) for officers, directors and employees of the General Partner and its affiliates. The Plan consists of restricted units, phantom units, distribution equivalent rights, unit options, unit appreciation rights, profits interest units and other unit-based awards and unit awards. The Plan limits the number of Common Units that may be delivered pursuant to awards under the Plan to 3,000,000 Common Units. The Plan will be administered by the board of directors of the General Partner or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Master Transportation Services Agreement and Master Terminal Services Agreement

On December 16, 2013, in connection with the closing of the Offering, OLLC entered into a Master Transportation Services Agreement (together with the schedules thereto, the “Transportation Services Agreement”) and a Master Terminal Services Agreement (together with the schedules thereto, the “Terminal Services Agreement” and, together with the Master Transportation Services Agreement, the “Commercial Agreements”) with VMSC with respect to each of the Partnership’s assets. Pursuant to the Commercial Agreements, OLLC will provide transportation and terminaling services to VMSC, and VMSC will commit to pay for minimum quarterly throughput volumes of crude oil and refined petroleum products, regardless of whether such volumes are physically delivered by VMSC in any given quarter. The Commercial Agreements will have initial terms of 10 years, and, with the exception of the Partnership’s El Paso truck rack and Memphis truck rack, VMSC will have the option to renew the Commercial Agreement with respect to each of the Partnership’s assets for one additional five-year term.

Quarterly Deficiency Payments. If VMSC fails to meet its minimum quarterly throughput commitments under the Commercial Agreements in any given quarter, it will be obligated to pay a deficiency payment equal to the volume deficiency multiplied by the applicable tariff and/or fee with respect to such asset. Such quarterly deficiency payments may be applied as a credit for amounts owed on throughput volumes in excess of VMSC’s minimum quarterly throughput commitment with respect to such asset during any of the following four quarters, after which time any unused credits will expire. Upon the expiration of a Commercial Agreement with respect to an asset, VMSC will have the opportunity to apply any such remaining credit amounts with respect to the applicable asset until the completion of any such four-quarter period against any throughput volumes on such asset in excess of the minimum quarterly throughput commitment that was in place during the term of the Commercial Agreement with respect to such asset.

Minimum Capacity. Under the Commercial Agreements, OLLC is obligated to provide VMSC access to capacity of at least the applicable minimum quarterly throughput commitment. If the minimum capacity with respect to any asset falls below the applicable minimum quarterly throughput commitment at any time due to events affecting such assets (whether planned or unplanned) or if capacity on any of such assets is required to be allocated among users because volume nominations exceed available capacity, VMSC’s minimum quarterly throughput commitments with respect to such assets may be proportionately reduced during the period for which capacity is less than VMSC’s minimum quarterly throughput commitment.

Product Gains and Losses. Under the Commercial Agreements, other than with respect to assets that may be subject to a jurisdictional tariff or are operated by a third party and such tariff or third-party operating agreement specifically provides otherwise, OLLC will have no liability for physical losses except to the extent such losses result from OLLC’s gross negligence or willful misconduct. In the event a terminal or pipeline asset is equipped to measure volume gains and losses through the installation of custody transfer meters and the applicable asset begins to accept third-party volumes for throughput, OLLC and VMSC will negotiate provisions regarding loss allowance and allocate gains and losses among OLLC and its customers in accordance with standard industry practices.

Termination and Suspension. VMSC is permitted under the Commercial Agreements to suspend, reduce or terminate its obligations under certain circumstances. If VMSC determines to totally or partially suspend refining operations at a refinery that is supported by the Partnership’s assets for a period of at least twelve consecutive months, OLLC and VMSC will negotiate in good faith to agree upon a reduction of VMSC’s minimum quarterly throughput commitments under the applicable commercial agreement(s), and if OLLC and VMSC are unable to agree to an appropriate reduction, then after VMSC has made a public announcement of such suspension, VMSC may terminate the applicable Commercial Agreement with respect to such asset upon twelve months’ notice to OLLC (unless in the interim VMSC publicly announces its intent to resume operations at the refinery, in which case its termination notice is deemed revoked). If a force majeure event with respect to the Partnership’s assets prevents OLLC from performing any of its obligations under the Commercial Agreements, VMSC’s obligations with respect to the affected assets under the Commercial Agreements, including its minimum quarterly throughput commitments, will be suspended to the extent OLLC cannot perform its obligations. In addition, if a force majeure event prevents VMSC from fulfilling any of its obligations under the Commercial Agreements for more than 60 days, VMSC’s applicable obligations with respect to the affected assets, including its minimum quarterly throughput commitments, under the Commercial Agreements will be suspended for the remainder of the force majeure event. Force majeure events include:

•	acts of God, fires, floods or storms;

•	compliance with orders of courts or any governmental authorities;

•	explosions, wars, terrorist acts or riots;

•	inability to obtain or unavoidable delays in obtaining material or equipment;

•	accidental disruptions of service;

•	disruptions of utilities or other services caused by events or circumstances beyond the reasonable control of the affected party;

•	strikes, lockouts or other industrial disturbances; and

•	breakdowns of refinery facilities, machinery, storage tanks or pipelines irrespective of the cause thereof.

Turnarounds or other planned outages at a refinery are not force majeure events. If a force majeure event prevents any party from performing its obligations under a Commercial Agreement for a period of more than twelve consecutive months, then either party may terminate the Commercial Agreement with respect to the affected assets.

Reimbursements of Capital Expenditures. The Commercial Agreements provide that, if OLLC agrees to make any capital expenditures at VMSC’s request, VMSC will reimburse OLLC for such expenditures, which reimbursements may be recovered through tariff and/or fee increases in certain cases. In addition, if new laws or regulations are enacted or promulgated or if existing laws or their interpretations are materially changed, and if such new or changed laws or regulations will have a material adverse economic impact on either OLLC or VMSC, then either party, acting in good faith, will have the option to request renegotiation of the relevant provisions of the affected Commercial Agreement(s) with respect to the parties’ future performance. In such event, OLLC and VMSC will meet and negotiate in good faith amendments to the affected Commercial Agreement(s) to conform them to the new or changed laws or regulations while preserving the parties’ economic, operational, commercial and competitive arrangements in accordance with the understandings set forth in the applicable Commercial Agreement(s).

VMSC will also reimburse OLLC for any taxes that it incurs on VMSC’s behalf for services provided to VMSC under the Commercial Agreements to the extent permitted by law.

Alternative Arrangements. Under the Commercial Agreements, if Valero restructures its supply, refining or sales operations at a refinery that is supported by the Partnership’s assets in such a manner as to materially and adversely affect the economics of VMSC’s performance under the applicable commercial agreement, OLLC and VMSC will negotiate in good faith an alternative arrangement that is no worse economically for OLLC, and that may include a substitution of new minimum quarterly throughput commitments for VMSC on other assets owned or to be acquired or constructed by the Partnership.

Assignment. Neither OLLC nor VMSC may assign its rights or obligations under the Commercial Agreements without the other party’s written consent, except that, if Valero transfers a refinery that is supported by the Partnership’s assets to a third party, VMSC may assign the Commercial Agreement that relates to such refinery to such third party.

Pipelines

Under the Transportation Services Agreement, VMSC is obligated to transport minimum volumes of crude oil and refined petroleum products on the Partnership’s pipeline systems and pay a tariff rate with respect to such volumes. Tariff rates with respect to the Partnership’s pipeline systems may be adjusted annually in accordance with the indexing methodology of the Federal Energy Regulatory Commission (“FERC”). With respect to any pipelines that may be subject to a jurisdictional tariff, OLLC and VMSC have agreed not to commence or support any tariff filing, application, protest, complaint petition, motion or other proceeding before FERC for the purpose of requesting that FERC accept or set tariff rates that would be inconsistent with the terms of the Transportation Services Agreement, provided that VMSC will continue to have the right under FERC regulations to challenge any proposed changes in the base tariff rates to the extent the changes are inconsistent with FERC’s indexing methodology or other rate changing methodologies, or to the extent the challenge is in response to any proceeding brought against OLLC by a third party that could affect OLLC’s ability to provide transportation services to VMSC under the Transportation Services Agreement or the applicable tariff.

The following discussion describes specific additional information regarding the Transportation Services Agreement.

•	Lucas Crude System. With respect to the Partnership’s Lucas crude system, OLLC will charge VMSC for transporting crude oil on the Lucas pipeline connecting the Partnership’s Lucas terminal and Valero’s Port Arthur refinery. VMSC will pay the applicable published tariff rate for throughput on the Lucas pipeline, which is (i) $0.176 per barrel for the first 160,000 barrels per day, (ii) $0.071 per barrel for volumes in excess of 160,000 barrels per day up to 200,000 barrels per day and (iii) $0.06 per barrel for volumes in excess of 200,000 barrels per day. VMSC will be obligated to transport a quarterly average of at least an aggregate of 150,000 barrels per day of crude oil on the Lucas pipeline.

•	Port Arthur Products System. With respect to the Partnership’s Port Arthur products system, OLLC will charge VMSC for transporting refined petroleum products on the Partnership’s 20-inch gasoline pipeline from the Port Arthur refinery to the Partnership’s El Vista terminal, the Partnership’s 20-inch diesel pipeline from the Port Arthur refinery to the Partnership’s PAPS terminal, and on the Partnership’s 12-10 pipeline from the Port Arthur refinery to Oiltanking’s Beaumont marine terminal, the Sunoco Logistics MagTex pipeline connection and/or the Enterprise TE Products pipeline connection. VMSC will initially pay a tariff of $0.1855 per barrel for the first 127,000 barrels per day and $0.14 per barrel for each barrel in excess of 127,000 barrels per day transported on the Port Arthur products system pipelines. VMSC will be obligated to transport a quarterly average of at least 127,000 barrels per day on the Port Arthur product system pipelines. This minimum quarterly throughput commitment is a cumulative obligation and can be satisfied through any combination of volumes on the three Port Arthur products system pipelines.

•	McKee Products System. With respect to the Partnership’s McKee products system, OLLC will charge VMSC for transporting diesel and gasoline on (i) the Partnership’s McKee to El Paso pipeline which delivers refined petroleum products from the McKee refinery to the Partnership’s El Paso terminal and (ii) the Partnership’s SFPP pipeline connection which delivers refined petroleum products from the El Paso terminal to Kinder Morgan’s SFPP system. VMSC will pay $1.302 per barrel for volumes transported on the McKee to El Paso pipeline and $0.151 per barrel for volumes transported on the SFPP pipeline connection. VMSC will be obligated to transport a quarterly average of at least 17,836 barrels per day on the McKee to El Paso pipeline and at least 27,880 barrels per day on the SFPP pipeline connection.

•	Collierville Crude System. With respect to the Partnership’s Collierville crude system, OLLC will charge VMSC for transporting crude oil on the Partnership’s Collierville pipeline, which delivers crude oil from the Capline pipeline to the Memphis refinery. VMSC will pay the applicable published tariff rate, which is $0.1557 per barrel. Included within the tariff rate is the ability for VMSC to use break-out tankage at the Partnership’s Collierville terminal and the Partnership’s St. James crude oil tank for staging barrels into the Capline pipeline. VMSC will be obligated to transport a quarterly average of at least 100,000 barrels per day of crude oil on the Collierville system.

•

Shorthorn Pipeline System. With respect to the Partnership’s Shorthorn pipeline system, OLLC will charge VMSC for transporting diesel and gasoline produced at the Memphis refinery on the Partnership’s Shorthorn pipeline system to the Partnership’s West Memphis terminal and from the West Memphis terminal and Valero’s Memphis refinery to Exxon’s Memphis refined petroleum products terminal. VMSC will pay the applicable published tariff rate, which is $0.1471 per barrel on volumes up to 43,300 barrels per day, and $0.12 per barrel on volumes above 43,300 barrels per day transported on the Shorthorn pipeline system. VMSC will be obligated to transport a quarterly average of at least

43,300 barrels per day on the Shorthorn pipeline system. This minimum quarterly throughput commitment is a cumulative obligation and can be satisfied through any combination of volumes on the pipelines comprising the Shorthorn pipeline system.

•	Memphis Airport Pipeline System. With respect to the Partnership’s Memphis Airport pipeline system, OLLC will charge VMSC for transporting jet fuel produced at the Memphis refinery to the Swissport Fueling, Inc. terminal and to the FedEx terminal at the Memphis International Airport. VMSC will pay the tariff rate, which is $0.81 per barrel for the first 2,000 barrels per day, and $0.45 per barrel for each barrel in excess of 2,000 barrels per day transported on the Memphis Airport pipeline system. VMSC will be obligated to transport a quarterly average of at least 2,000 barrels per day on the Memphis Airport pipeline system. This minimum quarterly throughput commitment is a cumulative obligation and can be satisfied through any combination of volumes on the pipelines comprising the Memphis Airport pipeline system.

Terminals

Under the Terminal Services Agreement relating to the Partnership’s terminals, VMSC will be obligated to throughput minimum volumes of crude oil and refined petroleum products and pay OLLC throughput fees, as well as fees for providing related ancillary services (such as ethanol, biodiesel and renewable diesel blending and additive injection). VMSC will provide and pay for its own inventory of ethanol, biodiesel and renewable diesel blending and additives to be blended or injected at the terminal, where applicable. Throughput fees with respect to the Partnership’s terminals will be increased annually on July 1, 2014, and on July 1 of each year thereafter, and other fees with respect to the Partnership’s terminals may be increased annually in OLLC’s discretion, in each case by a percentage not to exceed the corresponding percentage change in CPI during the twelve-month period ending on March 31 of such year. If CPI decreases during any period, OLLC is not required to reduce its fees, but any subsequent increases in fees based on an increase in CPI will be limited to the amount by which such increase exceeds the aggregate amount of cumulative decreases in CPI during the intervening periods. The first CPI adjustment on July 1, 2014 will be based on 50% of the increase in the CPI.

The following discussion describes specific additional information regarding the Terminal Services Agreement.

•

Lucas Crude System. With respect to the Lucas crude system, OLLC will charge VMSC for throughput volumes at the Lucas terminal and on the Partnership’s TransCanada connection. With respect to the Lucas terminal, VMSC will pay (i) $0.243 per barrel for throughput volumes up to 160,000 barrels per day, (ii) $0.071 per barrel for throughput volumes in excess of 160,000 barrels per day up to 200,000 barrels per day, and (iii) $0.06 per barrel for throughput volumes in excess of 200,000 barrels per day. When the TransCanada connection is placed into service, VMSC will also pay a fee of $0.05 per barrel for throughput volumes on the TransCanada connection, which fee will reset to $0.015 per barrel if and when TransCanada’s Keystone XL pipeline is placed into service. VMSC will be obligated to deliver for throughput a quarterly average of at least 150,000 barrels per day at the Lucas terminal and at least 45,000 barrels per day on the TransCanada connection. If and when TransCanada’s Keystone XL pipeline is placed into service, VMSC’s minimum quarterly throughput commitment with respect the TransCanada connection will increase to 150,000 barrels per day.

•	Port Arthur Products System. With respect to the Port Arthur products system, OLLC will charge VMSC for terminaling services at the PAPS and El Vista terminals. VMSC will pay a fee of $0.3165 per barrel for throughput volumes up to 100,000 barrels per day and $0.05 per barrel for throughput volumes in excess of 100,000 barrels per day. In addition, VMSC will pay the applicable renewable diesel blending fee on any product that VMSC requests be blended with renewable diesel. VMSC will be obligated to deliver for throughput a quarterly average of at least 100,000 barrels per day at the Port Arthur products system terminals.

•	McKee Products System. With respect to the McKee products system, OLLC will charge VMSC for throughput volumes at the Partnership’s El Paso terminal truck rack and on the SFPP pipeline connection. VMSC will pay a fee of $0.301 per barrel for throughput volumes at the El Paso terminal truck rack and on the SFPP pipeline connection. In addition, VMSC will pay the applicable blending or additive injection fees on any products that VMSC requests be blended or injected with ethanol, biodiesel and renewable diesel blending or additive. VMSC will be obligated to deliver for throughput a quarterly average of at least 8,500 barrels per day at the El Paso Terminal truck rack and at least 27,880 barrels per day on the SFPP pipeline connection.

•	West Memphis Terminal. With respect to the West Memphis terminal, OLLC will charge VMSC for throughput volumes at the West Memphis terminal. VMSC will pay a fee of $0.62 per barrel for throughput volumes up to 30,000 barrels per day and $0.24 per barrel for throughput volumes in excess of 30,000 barrels per day on volumes physically delivered to the terminal through pipeline, dock or truck rack. In addition, VMSC will pay the applicable blending or additive injection fees on any products that VMSC requests be blended or injected with biodiesel and renewable diesel blending or additive. VMSC will be obligated to deliver for throughput a quarterly average of at least 30,000 barrels per day at the West Memphis terminal, in the aggregate, regardless of whether such volumes are actually transported through the terminal through pipeline, dock or truck rack.

•	Memphis Refinery Truck Rack. With respect to the Memphis refinery truck rack, OLLC will charge VMSC for throughput volumes at the truck rack located adjacent to the Memphis refinery. VMSC will pay a fee of $0.252 per barrel for throughput volumes at the truck rack. In addition, VMSC will pay the applicable blending or additive injection fees on any products that VMSC requests be blended or injected with ethanol, biodiesel blending or additive. VMSC will be obligated to transport a quarterly average of at least 51,100 barrels per day at the Memphis refinery truck rack.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Transportation Services Agreement and the Terminal Services Agreement, which are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On December 16, 2013, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, OLLC, VTDC, Premcor Pipeline, Premcor Refining and VRCT, pursuant to which:

•	VTDC contributed an 86.0% membership interest in EP LLC to the Partnership in exchange for 2,070,019 Common Units and 5,164,289 Subordinated Units representing limited partner interests in the Partnership (“Subordinated Units”);

•	the General Partner contributed its 14.0% membership interest in EP LLC to the Partnership in exchange for 1,175,102 General Partner Units representing general partner interests in the Partnership (“General Partner Units”) and the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined below));

•	Premcor Pipeline contributed 100% of the outstanding membership interests in Lucas LLC, Valero Partners PAPS, LLC (“PAPS LLC”) and MKS Logistics, L.L.C. (“MKS Logistics”) to the Partnership in exchange for 7,734,994 Common Units and 19,297,278;

•	VRCT contributed 100% of the outstanding membership interests in Memphis LLC to the Partnership in exchange for 1,015,474 Common Units and, 2,533,407 Subordinated Units;

•	Premcor Refining contributed 100% of the outstanding membership interests in Valero Partners West Memphis, LLC (“West Memphis LLC”) to the Partnership in exchange for 719,502 Common Units and 1,795,015 Subordinated Units; and

•	the Partnership contributed 100% of the outstanding membership interests in each of EP LLC, Lucas LLC, PAPS LLC, MKS Logistics, Memphis LLC and West Memphis LLC to OLLC.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description in Item 2.01 of the issuances by the Partnership of securities to the General Partner, VTDC, Premcor Pipeline, Premcor Refining and VRCT on December 16, 2013 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions by the Partnership at the end of the subordination period. The subordination period will end on the first business day after the Partnership has earned and paid at least (i) $0.85 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit, Subordinated Unit and General Partner Unit, for each of three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2016, or (ii) $1.275 (150% of the annualized minimum quarterly distribution) on each outstanding Common Unit, Subordinated Unit and General Partner Unit, in addition to any distribution made in respect of the incentive distribution rights, for any four-consecutive-quarter period ending on or after December 31, 2014. In addition, the subordination period will end upon the removal of the General Partner other than for cause if the Common Units and Subordinated Units held by the General Partner and its affiliates are not voted in favor of such removal. The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 19, 2013, Timothy J. Fretthold and Robert S. Beadle became members of the board of directors of the General Partner. Messrs. Fretthold and Beadle also became members of the Audit Committee and the Conflicts Committee of the board of directors of the General Partner. Messrs. Fretthold and Beadle will receive an annual compensation package, which will initially consist of $60,000 in cash compensation and $60,000 in equity-based compensation. Further, Messrs. Fretthold and Beadle will each be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to his duties as a director.

Messrs. Fretthold and Beadle are former employees of Valero, retiring in 2001 and 2006, respectively. In connection with supplemental death benefit agreements in place between each of Messrs. Fretthold and Beadle and Valero prior to their retirement, Valero provides Messrs. Fretthold and Beadle with life insurance benefits of approximately $1 million. Pursuant to Mr. Fretthold’s severance arrangement, Valero provides Mr. Fretthold a tax gross up of less than $5,000 per year for federal income tax attributable to such life insurance benefit. The arrangements described above relate to Messrs. Fretthold and Beadle’s prior service with Valero. The board of directors of the General Partner has determined that such arrangements do not affect the independence of Messrs. Fretthold and Beadle.

The description of the Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Valero Energy Partners LP

On December 16, 2013, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). The description of the Partnership Agreement contained in the section of the Prospectus entitled “The Partnership Agreement” is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amended and Restated Limited Liability Company Agreement of Valero Energy Partners GP LLC

On December 16, 2013, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of the sole member and the management of the Partnership’s business by the board of directors of the General Partner.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Valero Energy Partners LP dated December 16, 2013

3.2	First Amended and Restated Limited Liability Company Agreement of Valero Energy Partners LP dated December 16, 2013

10.1	Omnibus Agreement dated December 16, 2013 by and among Valero Energy Corporation, Valero Energy Partners LP, Valero Energy Partners GP LLC, Valero Partners Operating Co. LLC, Valero Marketing and Supply Company, Valero Partners EP, LLC, Valero Partners Lucas, LLC, Valero Partners Memphis, LLC, Valero Terminaling and Distribution Company, The Shamrock Pipe Line Corporation, Valero Plains Company LLC, The Premcor Refining Group Inc., a Delaware corporation, and The Premcor Pipeline Co.

10.2	Services and Secondment Agreement dated December 16, 2013 by and among Valero Services, Inc. Valero Refining Company-Tennessee, L.L.C. and Valero Energy Partners GP LLC

10.3	Tax Sharing Agreement dated December 16, 2013 by and between Valero Energy Partners LP and Valero Energy Corporation

10.4	Ground Lease Agreement dated December 16, 2013 by and between Valero Refining Company-Tennessee, L.L.C. and Valero Partners Memphis, LLC

10.5	Valero Energy Partners LP 2013 Incentive Compensation Plan

10.6	Master Transportation Services Agreement dated December 16, 2013 by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company

10.7	Master Terminal Services Agreement dated December 16, 2013 by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company

10.8	Contribution, Conveyance and Assumption Agreement dated December 16, 2013 by and among Valero Energy Partners LP, Valero Energy Partners GP LLC, Valero Partners Operating Co. LLC, Valero Energy Corporation, Valero Terminaling and Distribution Company, The Premcor Pipeline Co., The Premcor Refining Group Inc. and Valero Refining Company-Tennessee, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC, its general partner

By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and General Counsel

Date: December 20, 2013